UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, DC 20549
_____________________________
FORM 8-K
_____________________________
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934
Date of Report (Date of earliest event reported): September 3, 2025
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MediaAlpha, Inc.
(Exact Name of Registrant as Specified in Its Charter)
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Delaware	001-39671	85-1854133
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

700 South Flower Street, Suite 640 Los Angeles, California	90017
(Address of Principal Executive Offices)	(Zip Code)
(213) 316-6256
(Registrant’s telephone number, including area code)
(Not Applicable)
(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))
Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Class A common stock, $0.01 par value	MAX	New York Stock Exchange

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).
Emerging growth company     ☐
If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act.    ☐

Item 1.01 Entry Into a Material Definitive Agreement

On September 3, 2025, MediaAlpha, Inc. (the “Company”) entered into an agreement with Insignia A QL Holdings, LLC and Insignia QL Holdings, LLC (collectively, “Insignia”) whereby the Company agreed to repurchase 3,234,894 shares of its Class A common stock, par value $0.01 per share (the “Class A Common Stock”), beneficially owned by Insignia, in a private transaction at a price of $10.17 per share, for an aggregate purchase price of approximately $32.9 million (the “Share Repurchase”). The transaction closed on September 4, 2025.

A special committee of the Board of Directors of the Company (the “Board”), comprised solely of independent and disinterested directors not affiliated with Insignia, pursuant to authority delegated to it by the Board of Directors of the Company, approved the Share Repurchase. Insignia exchanged its 3,234,894 shares of the Class B common stock of the Company, par value $0.01 per share, together with an equivalent number of Class B-1 units of QL Holdings, LLC, the Company’s subsidiary, for the 3,234,894 shares of Class A common stock repurchased by the Company. After giving effect to the Share Repurchase, Insignia no longer beneficially owns any shares of common stock of the Company.

Item 5.02 – Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

In connection with the Share Repurchase, Anthony Broglio, Insignia’s designee to the Board, resigned from the Board, effective upon the closing of the transaction, as required by Section 3.1(b) of the Stockholders Agreement (as defined below).

Under the Stockholders Agreement dated as of October 27, 2020 (as amended, the “Stockholders Agreement”), by and among the Company, Insignia QL Holdings, LLC and Insignia A QL Holdings, LLC (collectively “Insignia”), and the other stockholders party thereto, at such time as a Principal Stockholder (as defined therein) no longer owns at least 2,935,259 shares of the Company’s Common Stock, as defined in the Stockholders Agreement (representing 5% of the Company’s issued and outstanding shares of Common Stock as of the closing of the Company’s initial public offering), such Principal Stockholder is required to promptly cause their remaining designated director to tender their resignation from the Board. As a result of the Share Repurchase, Insignia no longer owns any shares of the Company’s Common Stock, and accordingly Insignia has caused Mr. Broglio, who was Insignia designee to the Board, to tender his resignation as a member of the Board. Mr. Broglio’s resignation was not the result of a disagreement with the Company on any matter relating to the Company’s operations, policies or practices.
Item 7.01 – Regulation FD Disclosure

On September 4, 2025, the Company issued a press release related to the matter described above. A copy of the press release is furnished as Exhibit 99.1 to this Current Report on Form 8-K.

Item 9.01 Financial Statements and Exhibits.
(d) Exhibits

Exhibit No.	Description
99.1	Press release dated September 4, 2025
104	Cover Page Interactive Data File (embedded within the Inline XBRL document).

SIGNATURES
Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MediaAlpha, Inc.

Date: September 5, 2025	By:	/s/ Jeffrey B. Coyne
		Name:	Jeffrey B. Coyne
		Title:	General Counsel & Secretary